Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to this Registration Statement on Form SB-2 of our report dated March 29, 2002 relating to the financial statements of I-trax, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 8, 2002